[GILMORE & BELL LETTERHEAD]

Exhibit 5.1

July 31, 2000

AVAX Technologies, Inc.
4520 Main Street, Suite 930
Kansas City, Missouri 64111

    Re:    AVAX Technologies, Inc. Registration Statement on Form S-8
Reg. No. 333-    (the "Registration Statement")

Dear Sir/Madam:

    You have requested our opinion as counsel to AVAX Technologies, Inc., a Delaware corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Registration Statement relating to options to purchase 4,034,802 shares of the Company's common stock (the "Options"), and the 4,034,802 shares of the Company's common stock, $.004 (the "Shares") issuable upon the exercise of the Options. 2,500,000 of the Options are issuable pursuant to the Company's Amended and Restated 1992 Stock Option Plan (the "Plan Options"), and the remaining 1,534,802 Options are issuable pursuant to various compensation arrangements with the Company's directors, key employees and consultants (the "Non-Plan Options").

    In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, and such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed for purposes of this opinion that the Shares issuable upon the exercise of the Options will be issued upon the valid exercise of the Options in accordance with the terms of the Plan Options and the Non-Plan Options, as applicable.

    Based upon the foregoing, we are of the opinion as follows:

    1.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware.

    2.  The Shares, when issued upon the exercise of the Plan Options and the Non-Plan Options, as applicable, will be validly issued, fully paid and non-assessable.

    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Counsel" in the prospectus that is a part thereof.

                      Very truly yours,
                      /s/ Gilmore & Bell, P.C.